UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2012

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Compensatory Arrangements of Certain Officers

Pursuant to the Liberty Global, Inc. 2005 Incentive Plan (As Amended and Restated Effective October 31, 2006) (the “Incentive Plan”), on February 29, 2012, the Compensation Committee (the “Committee”) of our Board of Directors approved performance goals for the fiscal year ending December 31, 2012, for annual cash performance awards to our executive officers (the “2012 Performance Awards”).

With respect to our Chief Executive Officer and the four other executive officers of our company, who we currently anticipate will be among our five most highly compensated executive officers for fiscal 2012 (the “2012 NEOs”), a base objective relating to growth in either consolidated revenue or consolidated operating free cash flow (operating cash flow less capital expenditures) relative to budgeted growth has been designed so that the payment of 2012 Performance Awards to the 2012 NEOs will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.  If the 2012 base objective is achieved, the Committee may approve payment to each of the 2012 NEOs of his maximum 2012 Performance Award, subject to the Committee's discretion to reduce the amount of the award to be paid to any 2012 NEO or to pay no award to such 2012 NEO.  The exercise of the Committee's discretion as to the amount of the 2012 Performance Award payable to any 2012 NEO will be based on the Committee's assessment of our company's financial performance at the consolidated and, if applicable, relevant operational unit level, and the executive's performance against individual goals, in 2012.  The maximum 2012 Performance Award is $4.0 million for our Chief Executive Officer, Michael T. Fries, and $1.0 million for each other 2012 NEO.

With respect to executive officers other than the 2012 NEOs, payment of up to 60% of the officer's maximum 2012 Performance Award will generally be based on the level of achievement of two equally weighted financial performance metrics:  revenue growth and operating free cash flow growth relative to budgeted growth on a consolidated and, if applicable, operational unit level.  Payment of up to the remaining 40% of the officer's maximum award will be based on the Committee's evaluation of the officer's performance against individual goals in 2012.

The individual goals for the 2012 NEOs and our other executive officers consist of qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each executive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ BRYAN H. HALL
Bryan H. Hall
Executive Vice President, General Counsel and Secretary

Date: March 1, 2012